UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  June 13, 2008

ISONICS CORPORATION

(Name of the registrant as specified in its charter)

California	001-12531	77-0338561
State of	Commission File	IRS Employer
Incorporation	Number	Identification No.

5906 McIntyre Street, Golden, Colorado 80403

Address of principal executive offices

303-279-7900

Telephone number, including

Area code

Not applicable
Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 – Entry into a Material Definitive Agreement

On June 13, 2008, Isonics Corporation (“Isonics” or the “Company”) completed a private placement pursuant to which we issued to one accredited investor, YA Global Investments LP (“YA Global,” formerly known as Cornell Capital Partners, LP), one 13% term promissory note with the principal amount of $1,175,000 (the “Note”) and one warrant to purchase 13,000,000 shares of our common stock (the “Warrant”) at an exercise price of $0.03 per share.  YA Global has agreed to purchase an additional two notes, one in the principal amount of $50,000 and the second in the principal amount of $275,000.  However, YA Global’s obligation to purchase these notes is either conditioned on the occurrence of certain events or is in the sole discretion of YA Global and as such it is uncertain when or if either of these additional notes will be issued.

The Company’s board of directors determined to engage in this transaction with YA Global after considering many factors including the Company’s current and projected financial situations, the Company’s business plans for the current fiscal year, and alternatives to completing this private placement.  After consideration, the board of directors determined that

•      with the Company’s current lack of working capital,

•      the overhang on the Company’s common stock as a result of the approximately $21 million of outstanding convertible debentures and accrued interest held by YA Global,

•      the existing matters which might be considered to be events of default on the outstanding convertible debentures, and

•      YA Global’s existing security interest in substantially all of the Company’s assets to secure repayment of the outstanding convertible debentures,

engaging in this private placement non-convertible debt financing with YA Global is in the best interest of the Company and its shareholders.  Further, YA Global has agreed to release its security interest in the Company’s accounts receivable and inventory if the Company were able to obtain working capital debt financing that was acceptable to YA Global in its sole reasonable discretion.

The board of directors believes that the funds raised in this transaction, together with the proceeds required from a working capital debt financing, give the Company the opportunity to attempt to execute on its financial and business objectives for fiscal 2009, whereas without the funds raised in these transactions the ability of the Company to continue its business operations would be impossible.  Even with the funding from YA Global, there can be no assurance that the Company will be able to successfully complete its business plans for fiscal 2009 without additional working capital financing, and there can be no assurance that the working capital financing will be available on reasonable terms, if at all.

To complete the transaction, we entered into the following agreements (collectively the “Transaction Documents”), each of which is discussed in more detail below:

•      Securities Purchase Agreement,

•      Term Note,

•      Warrant

•      Registration Rights Agreement

•      Security Agreement,

•      Guaranty Agreement,

•      Irrevocable Transfer Agent Instructions, and

•      Escrow Agreement

We previously issued YA Global four secured convertible debentures in the aggregate principal amount of $18,000,000.  These four debentures consist of:

1)     A debenture originally issued in May 2006, and reissued in June 2006, in the principal amount of $10,000,000 (the “May 2006 Debenture”);

2)     A debenture issued in June 2006 in the principal amount of $3,000,000 (the “June 2006 Debenture”);

3)     A debenture issued in November 2006 in the principal amount of $3,000,000 (the “November 2006 Debenture”); and

4)     A debenture issued in April 2007 in the principal amount of $2,000,000 (the “April 2007 Debenture”).

Collectively these debentures are referred to herein as the “Debentures.”  As part of the June 13, 2008 transaction the terms of the May 2006 Debenture and the April 2007 Debenture were amended.  The amended terms are described below under the disclosure regarding the Securities Purchase Agreement.   Except for the amended terms described herein the material terms of the Debentures are described in current reports on Form 8-K filed with the Securities and Exchange Commission on June 6, 2006 and April 11, 2007.  Additionally, as part of the June 13, 2008 transaction the June 2006 Debenture and the November 2006 Debenture were reissued in notes containing the same terms as the new $1,175,000 note issued to YA Global.

1.             Securities Purchase Agreement

To complete the transaction, the Company entered into the Securities Purchase Agreement with YA Global (the “SPA”).  The SPA sets forth the general terms of the June 13, 2008 private placement and additionally describes the amendments to certain of the Debentures and the reissuance of certain Debentures.

a.             The June 13, 2008 Private Placement.

In the SPA we made customary representations and warranties to YA Global and YA Global made customary representations and warranties to the Company.  However, as part of its representations and warranties the Company also acknowledged that it was unable to implement the framework required by §404 Sarbanes-Oxley Act of 2002 to assess its internal controls over financial reporting (which failure will likely result in the Company’s being required to identify a material weaknesses in the Company’s disclosure controls and internal control of financial reporting), and after this is reported in the Company’s annual report on Form 10-K for the year ended April 30, 2008, the Company is uncertain what impact this will have on the Company’s reporting status under the Securities Exchange Act of 1934 and the ability of its security holders to utilize Rule 144.  As part of its representations and warranties, and as the holder of the Debentures, YA Global consented to the issuance of the Note and represented and warranted that to the best of its knowledge the issuance of the Note and Warrant did not constitute an event of default under the Debentures or create an event that will cause any dilution adjustment to the Debentures.  We currently may be non-compliant with one or more non-financial covenants of the convertible debentures as more fully discussed in the Company’s Form 10-Q for the quarter ended January 31, 2008.  YA Global did not agree to waive any such non-compliance or other possible defaults on the outstanding debentures.

Additionally, within the SPA YA Global represented and warranted that to the best of its knowledge it has complied with its obligations under all prior agreements between YA Global and the Company and, in connection therewith, has made no misrepresentation to the Company and complied with all of its legal requirements.  In turn, the Company waived and discharged YA Global and its affiliates, agents or related parties, from any legal claims the Company had against YA Global up to the date of the SPA’s execution.

Within the SPA YA Global and the Company made certain covenants to each other.  Among its covenants the Company agreed not to issue or sell any common stock or preferred stock, or any derivative security exercisable or convertible into shares of common stock, at a price that is less than the current bid price of the Company’s common stock without the prior written consent of YA Global.  However, this covenant does not apply to “Excluded Securities” as defined in the SPA.  Additionally, the Company covenanted that it will not permit: (i) its revenue to fall more than 10% below the projections provided to YA Global for quarter ending July 31, 2008 or for any monthly period thereafter; or (ii) its earnings before interest, taxes, depreciation and amortization (“EBITDA”) or its cash flow to fall more than 10% below the projections the Company presented to YA Global for the quarter ending July 31, 2008 or for each quarter thereafter. The Company also covenanted not to pay officer bonuses in a given quarter, unless in such quarter the Company achieves a minimum of 110% of the targeted EBITDA presented to YA Global or YA Global consents to their payment.  As part of its covenants, YA Global covenanted that if the Company or any of its wholly owned subsidiaries later obtains a commitment for debt financing, YA Global will review the proposed financing and in its “sole reasonable discretion” will release its security interest in a portion of the assets subject to its security interest.

While the Note (or other later notes that may be issued to YA Global) is outstanding the holder of the Note has a right of first refusal to participate in any future Company financing to raise equity.  We also agreed not to grant security interests in any and all Company assets or file a Form S-8 registration statement without the holder’s consent so long as the Note is outstanding.

As part of the SPA YA Global agreed to purchase up to two additional term promissory notes, one in the principal amount of $50,000 and the second in the principal amount of $275,000.  The issuance of the $50,000 note is contingent on several conditions including the Company appointing a new transfer agent and the Company’s common stock being listed or quoted on certain national stock exchanges or the Nasdaq OTC Bulletin Board, excluding the Pink Sheets.  The $275,000 note is issuable at the discretion of YA Global.

Under the SPA we agreed to pay Yorkville Advisors, LLC, an affiliate of YA Global, a structuring fee equal to $75,000, and also placed $100,000 into an escrow account with the amount to be paid to Yorkville as a monitoring fee.  The monitoring fee will be released to Yorkville in accordance with a schedule set forth in an Escrow Agreement, naming a representative of YA Global as the escrow agent.  If we issue YA Global the $50,000 note or the $275,000 note we have agreed to pay proportionate additional monitoring fees.

This transaction, in conjunction with the Debentures and warrants previously issued to YA Global  potentially obligates us to issue more shares of common stock than the shares of authorized capital that are currently available for issuance.  Were YA Global to convert the Debentures that remain convertible (approximately $12,000,000 plus approximately $2,000,000 in interest currently due) into common stock it would require the issuance of approximately 467,000,000 shares (assuming a conversion price of $0.03 per share), substantially more than the 175,000,000 shares of common stock currently authorized for issuance.  Additionally, YA Global holds warrants to purchase 2,250,000 shares of common stock in addition to the Warrant acquired as part of the June 13, 2008 transaction.

b.             Debenture Amendments and Reissuances

At the completion of the transaction the Company amended the May 2006 Debenture and the April 2007 as follows:

•      The May 2006 Debenture and the April 2007 Debenture were amended so that the maturity date was extended from May 31, 2009 to October 31, 2009.  Further, the conversion price of both debentures was amended to be the lower of: (i) $0.03 or (ii) eighty percent (80%) of the lowest volume weighted average price (as defined in the debentures) in the ten trading days prior to the conversion date.

•      The interest rate for the May 2006 Debenture was amended so that interest on the outstanding principal now accrues at an annual rate equal to13%.

No other terms of these debentures were amended.

Additionally, we issued two new term notes to replace both the June 2006 Debenture and the November 2006 Debenture (collectively the “Replacement Notes”).  The Replacement Notes contain the same terms as the Note issued on June 13, 2008.  As described below, the Note (and thus Replacement Notes) mature on October 31, 2009 and are not convertible into shares of our common stock, but instead principal and interest are payable at maturity in cash.

2.             The Note

The principal amount of the Note is $1,175,000 and it bears an interest rate of 13%.  The Note matures on October 31, 2009, unless previously paid.  Principal and interest are payable at maturity and will be paid in cash.  We may prepay the principal amount of the Note at any time upon not less than ten trading days notice.  If we prepay the Note we are obligated to pay 120% of the principal amount paid.

The defined events of default in the Note include: (i)  the Company, or any of its subsidiaries, being in default under any obligations under another promissory note, debenture or other instrument evidencing indebtedness of at least $100,000; (ii) the Company’s common stock not being listed or quoted on certain national stock exchanges or the Nasdaq OTC Bulletin Board; (iii) the Company failing to file a registration statement with the Securities and Exchange Commission within thirty days of receiving a written demand from YA Global, however the Company’s obligation to file a registration statement is contingent upon the Company being then eligible to file a registration statement; and (iv) a failure to comply with other covenants, representations, and warranties of the Transaction Documents.

We also granted the Note holder a security interest in all of our assets and our subsidiaries, including Isonics Vancouver, Inc., Protection Plus Security Corporation, and Isonics Homeland Security and Defense Corporation.

Remedies for an event of default include the option to accelerate payment of the full principal amount of the Note, together with interest and other amounts due, to the date of acceleration.

3.             The Warrant

The Warrant issued to YA Global may be exercised to purchase 13,000,000 shares of our common stock at an exercise price of $0.03 per share.  The warrant expires on June 13, 2015.  The Warrant may be exercised on a cashless basis if at the time of exercise the shares underlying the Warrant are not subject to an effective registration statement or an event of default exists under the Transaction Documents.

Under certain circumstances, the Warrant’s exercise price may be adjusted to correspond to common stock holders’ rights to any stock dividend, stock split, stock combination or reclassification of shares.  Additionally, if the Company issues common stock or options or other derivative securities that are exercisable or convertible, at a price less than then current Warrant exercise price both the Warrant’s exercise price and the number of shares the Warrant may be exercisable into, will be proportionately adjusted.  However, this adjustment does not apply to the issuance of “Excluded Securities” as defined in the Warrant.

4.             Registration Rights Agreement

As a part of the transaction, we entered into the Registration Rights Agreement (the “RRA”) with YA Global.  As a result, we have an obligation to register the shares of common stock underlying the Warrant.  The RRA requires the Company to file a registration statement with the Securities and Exchange Commission within thirty days of receiving a request from the YA Global.  The RRA then requires that the registration statement must be effective within one hundred twenty days of it being filed.  However, the Company’s obligation to file and obtain effectiveness of a registration statement is contingent on the Company’s being eligible to file a registration statement under the rules and regulations of the Securities and Exchange Commission.

If upon filing a registration statement the Securities and Exchange Commission requires the Company to reduce the number of securities being registered for resale the Company is obligated to file another registration statement as soon as permitted to register the resale of the securities removed from the initial registration statement.

The RRA imposes other obligations on the Company, including the obligation to use its best efforts cause the shares underlying the Warrant to be listed or quoted on the Nasdaq OTC Bulletin Board.  Additionally, the Company is obligated to continue to file reports under Section 13 of the 1934 Exchange Act until the shares underlying the Warrant may be resold without any restrictions under Rule 144.

The RRA contains mutual indemnification provisions by which we agree to indemnify the Investors in certain circumstances, and the investors agree to indemnify us in other circumstances.

5.             Security Agreement and Guaranty Agreement

Through its previous purchase of the Debentures YA Global previously held a security interest in all, or substantially all of the Company’s assets and the assets of our subsidiaries, including Isonics Vancouver, Inc., Protection Plus Security Corporation, and Isonics Homeland Security and Defense Corporation.  The Security Agreement was executed by Isonics and each of its direct subsidiaries (named in the preceding sentence) and provides that YA Global has a continuing security interest in all or substantially all of the Company’s assets.  If an event of default under the Transaction Documents has occurred YA Global has the rights of a secured creditor under the uniform commercial code as in effect in New Jersey, including the ability to take control of any or all of the assets subject to its security interest and the right to exercise certain rights with respect to the Company’s operating accounts.

In conjunction with the Security Agreement each of our direct subsidiaries executed a Guaranty Agreement.  The Guaranty Agreement provides that each of our subsidiaries agreed to jointly and severally guaranty the full payment of the Debentures as amended, the Replacement Notes and the Note in accordance with their terms.

6.             Irrevocable Transfer Agent Instructions

At the completion of the transaction, we also granted YA Global’s counsel irrevocable transfer agent instructions pursuant to which he has the right to direct our transfer agent, Continental Stock Transfer & Trust Company, to issue shares upon the exercise of the Warrant.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See the discussion in Item 1.01, above, which discusses the Note and the Replacement Notes.  The Note and the Replacement Notes are a direct financial obligation.

Item 3.02 Unregistered Sales of Securities

1. As described in Item 1.01, above, on June 13, 2008, YA Global agreed to purchase up to $1,500,000 in term promissory notes from the Company and also agreed to exchange two existing, convertible debentures that YA Global held in the total amount of $5,970,000 for term promissory notes in the same form totaling that amount.  As partial consideration for the transaction (described in more detail above in Item 1.01), we agreed to issue YAG the Warrant.   The following sets forth the information required by Item 701 of Regulation S-K in connection with this transaction:

(a)           The transaction was completed effective June 13, 2008.  The Notes are payable at maturity and may not be converted into shares of our common stock.  The Warrant is exercisable to acquire shares of our common stock as described above.

(b)           We paid a $100,000 monitoring fee and a $75,000 structuring fee to YA Global’s advisor, Yorkville Advisors, LLC.

(c)           The total offering is $1,500,000 payable in cash, of which on June 13, 2008 the Company received gross proceeds of $1,175,000 (with net proceeds of $1,000,000).  The total offering for the notes issued in exchange for outstanding convertible debentures was the exchange and cancellation of debentures totaling $5,970,000.

(d)           We relied on the exemption from registration provided by Sections 4(2) and 4(6) of the Securities Act of 1933 and Rule 506 promulgated thereunder for this transaction.  We did not engage in any public advertising or general solicitation in connection with this transaction.  We provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information.  Based on our investigation, we believe that the investor obtained all information regarding Isonics that it requested, received answers to all questions it posed, and otherwise understood the risks of accepting our securities for investment purposes.  The investor represented to us that it is an accredited investor.

(e)           The Warrant is exercisable through June 13, 2015.  The Warrant has an exercise price of $0.03.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits

10.1	Securities Purchase Agreement;
10.2	Term Note
10.3	Warrant
10.4	Security Agreement
10.5	Registration Rights Agreement;
10.6	Irrevocable Transfer Agent Instructions;
10.7	Guaranty Agreement
10.8	Escrow Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 18th day of June 2008.

Isonics Corporation

By:	/s/ John Sakys
John Sakys
President